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EXHIBIT 23.4

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-108162, No. 333-39299, No. 33-54084, No. 33-32692, No. 2-66654, No. 333-118976, No. 333-118977, and No. 333-124964) on Form S-8 and (No. 333-82953 and No. 333-18929) on Form S-3 of Noble Energy, Inc. (the "Company") of the reference of Netherland, Sewell & Associates, Inc. in the Annual Report on Form 10-K for the year ended December 31, 2005, of the Company and its subsidiaries, filed with the Securities and Exchange Commission.

NETHERLAND, SEWELL ASSOCIATES, INC.
	By:	/s/ DANNY D. SIMMONS Danny D. Simmons Executive Vice President
Houston, Texas March 1, 2006

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  EXHIBIT 23.4
CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.